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                                                                   Exhibit 10.14
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On April 10, 1997, the Company entered into an employment agreement with Mr.
Harry R. Benz, Senior Vice President & Chief Financial Officer. A summary of the agreement is as follows:

     Base salary, effective March 1, 1997, of $400,000 per year

     Bonus award based on number of weeks actually worked, plus an incentive in reaching several milestone objectives

     Participation in the Company's Long-Term Incentive Plan

     Eligible for the Company's Executive Retiree Medical Plan

     Relocation assistance within a two year period upon retirement under the Company's Executive Committee Relocation Plan